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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ---------------------


                              SEPTEMBER 23, 1997
               (Date of Report (Date of earliest event reported))

                             ---------------------

                          COMMISSION FILE NO:  0-26432


                              AIRWAYS CORPORATION
            (Exact name of registrant as specified in its charter)

         DELAWARE                                       59-3315474
(State or other Jurisdiction                        (I.R.S. Employer
    of incorporation)                               Identification No.)


                         6280 HAZELTINE NATIONAL DRIVE
                            ORLANDO, FLORIDA  32822
                    (Address of principal executive offices)

                                 (407) 859-1579

              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

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Item 5.  Other Events.

  AirTran Airways, Inc. ("AirTran"), a wholly owned subsidiary of Airways Corporation (the "Registrant"), and ValuJet Airlines, Inc. ("ValuJet"), a wholly owned subsidiary of ValuJet, Inc., have entered into a Code Share Agreement dated September 23, 1997 (the "Agreement"), a copy of which is attached to this Report. AirTran and ValuJet have also entered into a License Agreement dated September 23, 1997 (the "License Agreement") included as Exhibit A to the Agreement.

  Under the Agreement, ValuJet will use AirTran's "FL" designator code and flight numbers within a range provided by AirTran for all ValuJet flight listings in the Official Airline Guide and in computerized reservation systems. The parties will perform certain reservation services on each other's behalf, including booking reservations, processing credit card transactions, collecting credit card payments and remitting various fees, commissions and charges related to the reservations. On a weekly basis, the parties will reconcile inter-company accounts to determine the net amount due to a party in payment for reservation services.

  The Agreement provides that each party is solely responsible for every aspect of its operations, including scheduling, pricing, planning of flight itineraries and routing, reservations, dispatch, yield management, maintenance and flight operations. Each party is also responsible for the cost of its own advertising and promotions, although the parties have agreed to coordinate activities in common cities.

  Under the Agreement, each party is required to procure and maintain comprehensive airline liability insurance coverage for its operations and assumes full responsibility for its employer's and Workers' Compensation liability and insurance premiums. Each party has also agreed to indemnify the other party and its officers, directors, agents, and employees harmless from and against any and all liabilities by reason of any injuries to or deaths of persons or the loss of, damage to, or destruction of property, including the loss of use thereof, related to any act, error, omission, operation, performance or failure of performance by the indemnifying party relating in any way to the services contemplated or provided by the indemnifying party under the Agreement.

  The Agreement has a term of one year and may be terminated by either party not less than 180 days from receipt of a written notice to terminate by the non-terminating party. A party may also declare all amounts owed to such party under the Agreement immediately due and payable, cease performance of all services required to be performed under the Agreement, and terminate the Agreement on the effective date set forth in any notice of termination if the other party (i) fails to pay any amounts due under the Agreement, and such failure shall continue for a period of 10 days following written notice, (ii) fails to perform or defaults in any provision of the Agreement, or any other contract or agreement between the parties, and such default shall continue for a period of more than 30 days after written notice is received, (iii) fails to provide the insurance required under the Agreement, or (iv) becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy, reorganization, receivership or similar statute or law applicable to such party.

  Under the License Agreement, AirTran has granted to ValuJet a non-perpetual, non-exclusive license to use certain of AirTran's trademarks, service marks, the name "AirTran AirWays, Inc." and AirTran's "FL" designator code in connection with commercial passenger airline service. In the event that the proposed merger between the Registrant and ValuJet, Inc. is not consummated by November 30, 1997, ValuJet is required to pay AirTran $1.00 for each revenue passenger carried by Valujet during the period from January 15, 1998 through May 31, 1998, as payment for the license. The term of the License Agreement shall extend from year to year and may be renewed at the option of AirTran. In the event that the proposed merger is not consummated by November 30, 1997, the term of the License Agreement shall only extend until May 31, 1998.









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ITEM 7.  Financial Statements and Exhibits.

     The following are exhibits to this Current Report:

     10.1 Code Share Agreement between AirTran Airways, Inc. and ValuJet Airlines, Inc. dated September 23, 1997.









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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AIRWAYS CORPORATION


Date:  September 30, 1997
                                        By: /s/ Mark B. Rinder
                                            --------------------------------
                                            Mark B. Rinder
                                            Vice President of Finance and
                                            Chief Financial Officer








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                                 EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------
10.1 Code Share Agreement between AirTran Airways, Inc. and ValuJet Airlines, Inc. dated September 23, 1997.











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